SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

H. J. Heinz Company

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     The following quotes were posted to H. J. Heinz Company’s Internet website at www.heinzsuperiorvalue.com. Heinz has not received the consent of the authors or the publications to use the quotes as proxy soliciting material.

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"My sense is that while the shareholders may have some concerns about Heinz, Peltz may be a case of the cure being worse than the disease," said Nell Minnow, editor of Corporate Library, which tracks governance issues.

- “Peltz Urges Heinz to Stop Criticizing Board Nominees” Fineman, Josh. Bloomberg, July 11, 2006.

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 “If the past is prologue, no action will be taken about any part of the entire series of transactions by any regulatory agency. The private lawsuits have already been settled on the usual terms -- pennies for the individual holders, hundreds of thousands for a few lawyers. Nelson Peltz will live grandly and make still more deals and more hundreds of millions. What is to stop him?”

- Stein, Benjamin J. “No Eternal Triangle --- How Two Insiders Paved Themselves A Rapid Road to Great Wealth.” Barron’s 30 Mar. 1989.

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“Two institutional shareholders in Mountleigh, one of them Swiss Bank Corporation, were yesterday denied access to the property group's extraordinary meeting. The two institutions had intended to ask a series of questions concerning the controversial circumstances behind the recently announced #96m rescue rights issue. In particular they intended to focus on recent share sales by Nelson Peltz and Peter May, both directors of the group, which are already the subject of a stock exchange inquiry.”

- Hellier, David. The Independent 30 July 1991.
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”A former shareholder of Triangle Industries Inc has filed suit against two former officers of Triangle, Drexel Burnham Lambert Inc and its bond trader, Michael Milken. Harold Baker of Weirton, W. Va., filed a fraud and racketeering lawsuit in U.S. District Court here charging Drexel, Milken and Nelson Peltz and Peter May, who had been Triangle's chairman and president, respectively, and its controlling stockholders, with violation of U.S. securities law, a spokesman for the court clerk said.

-Reuters “Shareholder Files Suit Over Triangle Purchase” 23 Mar. 1989.

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“There may be steps in this tortured sequence of deals in which Peltz and May acted unselfishly, for the benefit of persons to whom they had legal and moral duty. I have not been able to find them.”

- Stein, Benjamin J. “No Eternal Triangle --- How Two Insiders Paved Themselves A Rapid Road to Great Wealth.” Barron’s 30 Mar. 1989.

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“While top executives of Triangle Industries Inc. struck it rich by selling their packaging business to Pechiney S.A. of France, Triangle's junk-bondholders largely were left out of the windfall… ’Basically those guys made themselves rich on the back of the bondholders,’ says James Caywood, a partner of Caywood Christian Asset Management in San Diego and a Triangle bondholder.”

- Smith, Randall. “Triangle 'Junk' Holders Left Out of Windfall.” Wall Street Journal 23 Nov. 1988.

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“Why, for instance, should an investor who may account for less than 5 per cent - as is believed to be the case with Heinz - get direct representation on the board?”

- “Activist investors” Financial Times, Lex column 4 Mar 2006.

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“Ordinarily, the news that Nelson Peltz, chairman of Triarc, had taken a $2 million bonus would hardly merit a footnote…But Mr. Peltz's bonus was not, as the recent proxy statement notes, an ordinary award, but a "special bonus," and in this, it was emblematic of the spirit of chief executive officers all over. Get what you can -- however you can get it.”

- Lowenstein, Roger. “Intrinsic Value - Peltz's Pay and the Spirit of the Age.” Wall Street Journal 12 June 1997.

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“[The next year [1994], in March, Messrs. Peltz and May took a total of 125,000 more options, worth $1.5 million. Then, a month later, in April 1994, they hauled in their big catch -- a mammoth grant of 3.5 million options (60% going to Mr. Peltz) worth $32 million. These last were subject to shareholder approval. And there was a catch. According to the proxy statement, this huge grant was made "in lieu of base salary, annual performance bonus and long-term compensation" for the six years starting in April 1993. Shareholders voted in favor.]”

- Lowenstein, Roger. “Intrinsic Value - Peltz's Pay and the Spirit of the Age.” Wall Street Journal 12 June 1997.

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“Later that year [1994], the duo took 400,000 more options worth $2.5 million. And in 1995, 250,000 options worth $1.4 million. Of course, you can't spend an option if the stock doesn't rise. But you can spend money.”

- Lowenstein, Roger. “Intrinsic Value - Peltz's Pay and the Spirit of the Age.” Wall Street Journal 12 June 1997.

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“And for 1996 -- kudos to consultant Graef Crystal for spotting it -- Mr. Peltz took a $2 million cash bonus and Mr. May a $1 million cash bonus. What about working for $1 a year? Oh, these are "special bonuses," awarded for paying down debt, selling assets, restructuring and such. Mr. Peltz, in an interview, says the board always intended to leave the door ajar "if we did something special." Indeed, he said, that intention is clear from the minutes. It just isn't clear from the proxies that went to investors…Funny how these guys have trouble saying what they mean.” - Lowenstein, Roger. “Intrinsic Value - Peltz's Pay and the Spirit of the Age.” Wall Street Journal 12 June 1997.
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“Some on Wall Street eye Mr. Peltz warily, recalling his battles with his own shareholders. The financier's sale of the can companies in 1988, for example, resulted in lawsuits from investors who claimed Mr. Peltz unfairly bought them out just months beforehand. Mr. Peltz denied the allegation but eventually settled, without admitting any wrongdoing, for $75 million. Pechiney paid half the amount.”

- Reilly, David. “Ex-Raider Peltz Turns Activist, With Hedge Fund.” Wall Street Journal 10 Mar. 2006.

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“Messrs. Peltz and May also were censured by the London Stock Exchange in 1991 for their handling of a sale of shares in Mountleigh Group PLC.”

- Reilly, David. “Ex-Raider Peltz Turns Activist, With Hedge Fund.” Wall Street Journal 10 Mar. 2006.

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     On July 10, 2006, Heinz began the process of mailing its definitive proxy statement, together with a WHITE proxy card. Shareholders are strongly advised to read Heinz’s proxy statement as it contains important information. Shareholders may obtain an additional copy of Heinz’s definitive proxy statement and any other documents filed by Heinz with the Securities and Exchange Commission for free at the Internet Web site maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the definitive proxy statement are available for free at Heinz’s Internet Web site at www.heinz.com or by writing to H. J. Heinz Company, World Headquarters, 600 Grant Street, Pittsburgh, Pennsylvania 15219. In addition, copies of Heinz’s proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Heinz’s shareholders is available in Heinz’s definitive proxy statement.